Exhibit 23

                         CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8
(Nos. 33-68196, 333-63597 and 333-125672) of Hickok Incorporated (the "Company") of our report dated
January 8, 2016, related to the consolidated balance sheets as of September 30, 2015 and 2014, and the related consolidated statements of income, stockholders' equity, and cash flows for each of the years in the three-year period ended September 30, 2015, which appear in this Form 10-K.

/s/ Meaden & Moore, Ltd.

MEADEN & MOORE, Ltd.
Independent Registered Public Accounting Firm
Cleveland, Ohio
January 8, 2016